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                                  EXHIBIT 12.1

                    STATEMENT REGARDING COMPUTATION OF RATIOS
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                       YEARS ENDED
                              ----------------------------------------------------------------
 (in thousands, except          DECEMBER     JANUARY      DECEMBER     DECEMBER     DECEMBER
 ratios)                        31, 1998     1, 2000      30, 2000     29, 2001     28, 2002
                              ------------ ------------ ------------ ------------ ------------
 Earnings (loss) before
    income taxes ............   $(34,288)      $40,567     $(5,739)    $(38,109)      $17,057
 Interest expense ...........      31,136       39,739       51,223       57,020       62,395
 Interest portion of rent
    expense(1) ..............         424        1,068        1,318        1,922        2,000
                              ------------ ------------ ------------ ------------ ------------
 Earnings available for .....     (2,728)       81,374       46,802       20,833       81,452
    fixed charges(2)
 Divided by:
 Fixed charges ..............      31,560       40,807       52,541       58,942       64,395
 Ratio of earnings to fixed
    charges .................     (0.09)x        1.99x        0.89x        0.35x        1.26x
                              ============ ============ ============ ============ ============


(1) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.

(2) The amounts of the deficiency in earnings available for fixed charges from a ratio of 1.0x (in thousands) are $34,288, $5,739, and $38,109 for the years ended December 31, 1998, December 30, 2000 and December 29, 2001, respectively.